<Page 38>


                     VIAVID BROADCASTING INC.
                  (A Development Stage Company)


                CONSOLIDATED FINANCIAL STATEMENTS
              (Expressed in United States Dollars)
              (Unaudited - Prepared by Management)


                         JUNE 30, 1999

<Page 39>

VIAVID BROADCASTING INC.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
(Expressed in United States Dollars)
(Unaudited - Prepared by Management)
==================================================================

                                          June 30,       March 31,
                                             1999            1999
------------------------------------------------------------------

ASSETS

Current
	Cash                              $  81,993       $ 163,406
	Accounts receivable                  11,372           6,841
                                        ---------       ---------
                                           93,365         170,247

Capital assets (Note 4)                    95,211          17,510
                                        ---------       ---------
                                        $ 188,576       $ 187,757
==================================================================



LIABILITIES AND SHAREHOLDERS' EQUITY


Current
	Accounts payable and
        accrued liabilities             $   8,428       $   6,866
	Due to related parties                8,459           8,459
                                        ---------       ---------
                                           16,887          15,325
                                        ---------       ---------

Shareholders' equity
	Capital stock
		Authorized
              25,000,000 common
                shares with a par
                value of $0.001
                per share
		Issued
              5,984,000 common shares
                (5,884,000 at
                March 31, 1999)             5,984           5,884
	Additional paid-in capital          338,116         238,216
	Deficit accumulated during the
        development stage                (172,411)        (71,668)
                                        ---------       ---------
                                          171,689         172,432
                                        ---------       ---------
                                        $ 188,576       $ 187,757
==================================================================


Nature and continuance of operations (Note 1)

On behalf of the Board:

"Brian Kathler"      Director         "Paul Watkins"     Director
---------------------              ----------------------


The accompanying notes are an integral part of these consolidated financial statements.


<Page 40>


VIAVID BROADCASTING INC.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF OPERATIONS
(Expressed in United States Dollars)
(Unaudited - Prepared by Management)
==================================================================


                                                       Period From
                                                     Incorporation
                            Cumulative                          on
                                  From   Three Month    January 20,
                         Incorporation  Period Ended       1999 to

                            to June 30,      June 30,     March 31,
                                  1999          1999          1999
------------------------------------------------------------------

REVENUE                      $   9,204     $   5,768     $   3,436
                             ---------     ---------     ---------

EXPENSES
	Consulting                76,731        39,917        36,814
	Depreciation              12,143         4,094         8,049
	Internet, website
        and graphics            16,632        16,632             -
	Office and
        miscellaneous           18,667        11,558         7,109
	Professional fees         21,917        11,986         9,931
	Rent                      16,308         8,510         7,798
	Salary and benefits       13,089         8,800         4,289
	Telephone                  2,654         1,540         1,114
	Travel and
        entertainment            3,474         3,474             -
                             ---------     ---------     ---------
                               181,615       106,511        75,104
                             ---------     ---------     ---------

Loss for the period          $(172,411)    $(100,743)    $ (71,668)
==================================================================

Loss per share                 $ (0.03)      $ (0.02)      $ (0.01)
==================================================================


The accompanying notes are an integral part of these consolidated financial statements.


<Page 41>

VIAVID BROADCASTING INC.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
(Expressed in United States Dollars)
(Unaudited - Prepared by Management)
==================================================================



                     Common Stock                Deficit
                     --------------          Accumulated
                                              During the
                                   Additional   Develop-
                    Number            Paid-in       ment
                 of Shares   Amount   Capital      Stage     Total
------------------------------------------------------------------

Issued shares
for acquisition
(Note 3)         5,100,000 $  5,100  $      - $       - $    5,100

Issued shares
for cash at
$0.01 per share    500,000      500     4,500         -      5,000

Issued shares
for cash at
$0.50 per share    100,000      100    49,900         -     50,000

Issued shares
for cash at
$1.00 per share    184,000      184   183,816         -    184,000

Loss for the
Period                   -        -         -   (71,668)   (71,668)
                ---------- -------- --------- ---------- ---------

Balance at
  March 31,
  1999           5,884,000    5,884   238,216   (71,668)   172,432

Allotted
  shares for
  cash             100,000      100    99,900         -    100,000

Loss for
  the period             -        -         -  (100,743)  (100,743)

Balance at
  June 30, 1999  5,984,000  $ 5,984 $ 338,116 $(172,411) $ 171,689
===================================================================


The accompanying notes are an integral part of these consolidated financial statements.


<Page 42>


VIAVID BROADCASTING INC.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CASH FLOWS
(Expressed in United States Dollars)
(Unaudited - Prepared by Management)
===================================================================

                                                             Period
                                                               From
                                     Cumu-                 Incorpo-
                                    lative                   ration
                                      From               on January
                                  Incorpo-                 20, 1999
                                    ration  Three Month          to
                               to June 30, Period Ended   March 31,
                                      1999 June 30,1999        1999
-------------------------------------------------------------------

CASH PROVIDED BY (USED IN):

OPERATING ACTIVITIES
	Loss for the period      $  (172,411) $  (100,743) $  (71,668)
	Items not affecting cash
		Depreciation             6,708        4,094       2,614
		Write-down of
              goodwill               5,435            -       5,435

	Changes in non-cash
        working capital items
		Increase in
              accounts
              receivable           (11,371)      (4,531)     (6,841)
		Increase in
              accounts
              payable                8,428        1,562       6,866
                                ----------  -----------  ----------

	Net cash used in
        operating activities      (163,211)     (99,618)    (63,594)
                                ----------  -----------  ----------

INVESTING ACTIVITIES
	Acquisition of
        capital assets            (101,920)     (81,795)    (20,124)
	Acquisition of
        subsidiary                    (335)           -        (335)
                                ----------  -----------  ----------

	Net cash used in
        investing activities      (102,255)     (81,795)    (20,459)
                                ----------  -----------  ----------

FINANCING ACTIVITIES
	Proceeds from common
        shares                     339,000      100,000     239,000
	Loans from related
        parties                      8,459            -       8,459
                                ----------  -----------  ----------

	Net cash provided
        by financing
        activities                 347,459      100,000     247,459
                                ----------  -----------  ----------

Change in cash for the period	      81,993      (81,413)    163,406

Cash, beginning of period          163,406      163,406           -
                                ----------  -----------  ----------

Cash, end of period             $  245,399  $    81,993  $  163,406
===================================================================

Supplemental disclosure for
non-cash operating, investing,
and financing activities
	Shares for purchase of
        Subsidiary              $        -  $         -  $    5,100
	Cash paid during
        the period for interest        222          222           -
	Cash paid during the
        period for income taxes          -            -           -
===================================================================

The accompanying notes are an integral part of these consolidated financial statements.

<Page 43>


VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited - Prepared by Management)
JUNE 30, 1999
==================================================================


1.	NATURE AND CONTINUANCE OF OPERATIONS

ViaVid Broadcasting Inc., a Nevada corporation, was incorporated on January 20, 1999. On January 27, 1999, the Company completed the acquisition of ViaVid Broadcasting Corp., a Canadian company operating in Vancouver, British Columbia, Canada.

The Company was incorporated in order to create a global internet video broadcasting company that offers a network of video services utilizing streaming video technology. The Company has developed the ViaVid Investment News Channel, a site geared to take maximum advantage of advertising revenue while broadcasting its news.

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred a loss of $172,411 for the period from inception to June 30, 1999. The Company anticipates expending approximately $1,000,000 over the next twelve month period in pursuing its anticipated plan of operations. The Company anticipates covering these costs by operating revenues and additional equity financing. The Company is presently undertaking an offering of 1,000,000 common shares of the Company at $1.00 per share to persons who are "Non - U.S. Persons" in accordance to Regulation S of the United States Securities Act of 1933. To date, the Company has received $130,000 of this offering which, once fully completed, will enable the Company to complete its anticipated plan of operations. If the Company is unable to complete its financing requirements or achieve revenue as projected, it will then modify its expenditures and plan of operations to coincide with the actual financing completed and actual operating revenues. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

The Company is currently receiving revenues for video production and hosting services. The Company anticipates an increase in revenue for production, advertising and hosting video footage and web content if the Company is successful increasing its viewership over the next twelve months.


2.	SIGNIFICANT ACCOUNTING POLICIES

In preparing these financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results in future periods could be different from these estimates made in the current period. The following is a summary of the significant accounting policies of the Company:

	Principles of consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, ViaVid Broadcasting
Corp. All significant inter-company balances and transactions have been eliminated.

	Start-up and development costs

Since Inception, certain expenditures have been incurred primarily for product development, business development, market development and financing purposes. While these expenditures are intended to benefit future periods, the Company follows the accounting policy of expensing as incurred those expenditures not identified with specific projects or financing activities.

<Page 44>

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited - Prepared by Management)
JUNE 30, 1999
==================================================================


2.	SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

	Capital assets

Capital assets are recorded at cost and are depreciated over their useful lives on the declining balance method at the following rates:

Computer equipment                             30%
Office furniture                               20%
Telephone equipment                            20%
Video equipment                                20%


	Financial instruments

The Company's financial instruments consist of cash, accounts receivable, accounts payable and due to related parties. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

	Revenue recognition

Revenue is recognized once the filming and editing has been completed.

	Foreign currency translation

Financial statements of the Company's foreign subsidiary are translated using the temporal method whereby all monetary assets and liabilities are translated into U.S. dollars at the rate of exchange at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Income and expenses are translated at rates which approximate those in effect on transactions dates. Gains and losses arising from restatement of foreign currency monetary assets and liabilities at each period end are included in earnings.

	Loss per share

Loss per share is calculated using the weighted average number of shares allotted during the period.

	Segmented information

The Company conducts substantially all of its operations in Canada in one business segment.


3.	ACQUISITION OF VIAVID BROADCASTING CORP.

On January 27, 1999, the Company completed the acquisition of ViaVid Broadcasting Corp. ("VBC"), a related company having common directors and officers. VBC is a Canadian company incorporated under the laws of British Columbia on July 26, 1994. VBC was inactive from incorporation until October 30, 1998 when it changed its name from 477504 British Columbia Ltd. to ViaVid Broadcasting Corp.

The Company acquired VBC pursuant to a share exchange agreement whereby the Company agreed to issue 5,100,000 common shares to the shareholders of VBC in exchange for their 3,000 common shares. The Company has accounted for this transaction as a capital transaction. For accounting purposes, the financial statements of the Company and its subsidiary are deemed to have
been combined for the prior and current accounting periods.   As
of the date of acquisition, VBC held no significant assets and liabilities and the accumulated losses to January 27, 1999 was $355.

<Page 45>

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States Dollars)
JUNE 30, 1999
(Unaudited - Prepared by Management)
==================================================================


4.	CAPITAL ASSETS
==================================================================

                                                 Net Book Value
                                             --------------------
                               Accumulated   June 30,   March 31,
                       Cost   Depreciation       1999        1999
-----------------------------------------------------------------

Computer equipment $ 85,462       $  5,326   $ 80,136    $ 10,229
Office furniture      5,769            805      4,964       4,953
Telephone equipment   2,038            295      1,743       1,834
Video equipment       8,650            282      8,368         494
                   --------       --------   --------    --------
                   $101,919       $  6,708   $ 95,211    $ 17,510
=================================================================

5.	CAPITAL STOCK

The Company is presently offering 1,000,000 common shares at $1.00 per share to persons who are "Non-U.S. Persons" in accordance with regulations of the United States Securities Act of 1933. The Company has received $100,000 and subsequent to June 30, 1999, it received a further $30,000.


6.	RELATED PARTY TRANSACTIONS

During the period, the Company entered into the following transactions with related parties:

	a)	Paid consulting fees as follows:

		*$20,598 (March 31, 1999 - $20,074) to two directors
             of the Company
		*$Nil (March 31, 1999 - $6,574) to an officer of the
             Company
		*$Nil (March 31, 1999 - $1,673) to a director of the
             subsidiary

	b)	Paid salary of $8,239 (March 31, 1999 - $4,015) to
            an officer of the Company.


7.	INCOME TAXES

The Canadian operating loss for the period to date of $172,411, may be carried forward and applied against taxable income in future years. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements. The Company has not commenced operations in the U.S.A., therefore, there is no income or loss to report.


8.	UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may incorrectly recognize the year 2000 as some other date, resulting in errors. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000 and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business
operations.   It is not possible to be certain that all aspects
of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.